Exhibit 10.1

Loan Agreement

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of the date set forth below (the "Effective Date"), by and between Franklin Technology Incorporation, a Republic of Korea corporation (“Borrower”) and Franklin Wireless Corp., a Nevada corporation (“Lender”), with reference to the following:

RECITALS:

A. Lender desires to make a Term Loan to Borrower, and Borrower desires to borrow from Lender the amount of such Term Loan, subject to and in accordance with the terms and conditions set forth herein, and in the Note.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the delivery, receipt, and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.              Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Event of Default” has the meaning set forth in Section 8.

“Funding Date” means the date the proceeds of the Term Loan are disbursed to Borrower “Interest Rate” has the meaning set forth in Section 2(c).

“Maturity Date” has the meaning set forth in Section 2(b). “Note” has the meaning set forth in Section 2(d).

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other juridical entity.

“Term Loan” has the meaning set forth in Section 2(a).

2.	Amount and Terms of the Term Loan.

(a)            Term Loan Advance. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to Borrower (the “Term Loan”) on or after the Effective Date in the principal amount of Ten Million U.S. Dollars (US$10,000,000), which amount may be repaid at any time prior to the Maturity Date without premium or penalty but may not be reborrowed once repaid.

(b)            Term. All unpaid principal and accrued but unpaid interest of the Term Loan shall, subject to subsection (c) below, be payable in full fifty-nine months from the date advanced (the “Maturity Date”).

(c)            Interest Rate and Interest Payments. Borrower shall pay interest on the unpaid principal amount of the Term Loan from the Funding Date until the Maturity Date, at a rate equal to two percent (2%) per annum (the “Interest Rate”). Subject to Section 2(e) and 2(g) below, interest on the outstanding principal amount of the Term Loan shall be due and payable to Lender on the last business day of each calendar year, commencing on the first of such dates following the Funding Date until the Maturity Date, at which time all accrued but unpaid interest shall be due and payable.

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(d)           Promissory Note. The Term Loan shall be evidenced by a promissory note (the “Note”) in the form of Exhibit “A” attached hereto, duly executed and delivered to Lender by Borrower.

(e)            Interest on Event of Default. Upon the occurrence and during the continuance of an Event of Default, Borrower agrees to pay interest on the entire unpaid principal amount of the Term Loan, as well as on any interest or other amount past due, from the date of such Event of Default until the date the same is cured in full, payable on demand, at a fluctuating rate per annum equal at all times to the Interest Rate plus five percent (5.0%).

(f)             Manner of Payment. All payments of principal or interest hereunder or under the Note shall be delivered to Lender in immediately available funds on the date due at such place as Lender may from time to time designate.

(g)            Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected by Lender or any holder of the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder or under the Note in excess of the highest applicable rate, the rate in effect hereunder and under the Note shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall apply all interest paid in excess of the maximum lawful rate to the principal balance of the amounts outstanding hereunder and under the Note. It is the intent of the parties hereto that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower to Lender under applicable law.

3.             Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the Term Loan contemplated hereunder, Borrower hereby represents and warrants to Lender as follows:

(a)             Legal Status. Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the Republic of Korea.

(b)            Authorization and Validity. This Agreement and the Note have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof and thereof will constitute legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

(c)            No Conflict. The execution, delivery, and performance by Borrower of this Agreement and the Note do not and will not conflict with the terms of the organizational documents of Borrower, violate any provision of any judgment, decree or order of any court or governmental authority by which Borrower is bound, or any provision of any law or regulation applicable to Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which Borrower is a party or by which Borrower may be bound.

(d)            No Consents. The execution, delivery, and performance by Borrower of this Agreement and the Note do not and will not require any authorization, approval, or other action by, or notice to or filing with, any governmental authority, regulatory body, or any other person or entity.

(e)            Use of Proceeds; Limitations. The proceeds of the Term Loan will be used to real property in the Republic of Korea for the operation of Borrower’s business, subject to the reasonable approval of Lender. At such time as Borrower acquires such real property, it shall grant Lender a mortgage on such property to secure the Note.

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4.              Covenants. Borrower hereby covenants that until all amounts outstanding hereunder and under the Note have been indefeasibly paid in full, it shall:

(a)            Punctual Payments. Punctually pay the interest and principal with respect to the Term Loan as provided herein and in the Note.

(b)            Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and comply with the provisions of all documents pnt to which it is organized and/or which govern its continued existence; maintain all licenses, permits, governmental approvals, rights, privileges, and franchises necessary for the conduct of its business; and conduct its business in an orderly and regular manner and in accordance with all laws, rules, regulations, and orders of any governmental authority having jurisdiction over it or its business.

(c)             Books and Records. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect its assets and properties.

5.              Conditions Precedent to Term Loan. The obligation of Lender to make the Term Loan shall be subject to the condition precedent that Lender shall have received each of the following, each in form and substance satisfactory to Lender:

(a)            This Agreement, duly executed by all of the parties hereto;

(b)            The Note, duly executed by Borrower; and

(c)            Such additional supporting documents as Lender or its counsel may reasonably request.

6.              Events of Default. The occurrence of any of the following shall constitute an “Event of Default” and shall, at the option of Lender, require immediate payment in full of all sums then remaining unpaid hereunder and under the Note:

(a)            Failure to Pay the Note. The failure of Borrower to pay any principal, interest or other amount due under the Note when due and payable.

(b)            Breach of Covenant, Representation or Warranty. The failure of Borrower to perform or observe any covenant, condition or agreement contained in this Agreement (other than the payment obligations, the breach of which shall be governed by subsection (a) above) where such failure is not cured within five (5) business days, or any representation or warranty made or deemed made by any of them under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made.

(c)            Non-Payment of Indebtedness. Borrower shall default in the payment when due of any indebtedness for borrowed money if the effect of any such default is to cause or permit the acceleration of such indebtedness, or to permit the holder of any note evidencing such indebtedness to cause the same to become due prior to its stated maturity.

(d)            Insolvency. Borrower shall become insolvent; admit in writing its inability to pay its debts as they mature; make an assignment for the benefit of creditors; or if bankruptcy proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against it and, if instituted against it, the same is not dismissed within thirty (30) days of the filing thereof.

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(e)            Dissolution. Any order, judgment, or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or Borrower shall otherwise dissolve or cease to exist.

7.              Remedies. If an Event of Default shall occur, (a) all amounts outstanding hereunder or under the Note, notwithstanding any term of this Agreement, or the Note to the contrary, shall at Lender’s option and without notice to Borrower become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower, and (b) Lender shall have all rights, powers and remedies available hereunder, or accorded by law, including without limitation the right to resort to any or all security for the Note and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender in connection with this Agreement, and the Note may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

8.	Miscellaneous.

(a)           Failure or Indulgence Not Waiver. No failure or delay on the part of Lender, or any holder of the Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege.

(b)           Modification. No modification, amendment or waiver of any provision of this Agreement, or the Note, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall have been approved by Lender and shall be in writing signed by Lender and, with respect to any amendment, Borrower. Such waiver or consent shall then be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

(c)           Severability. In case any provision in this Agreement or the Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(d)           Assignability. Borrower shall not assign its rights or obligations hereunder, under or under the Note to any other person without the prior written consent of Lender, and any attempted assignment in violation hereof shall be null and void ab initio. Lender shall have the right to assign its rights and obligations hereunder and no consent or approval from Borrower is required in connection with any such assignment.

(e)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f)             Attorneys’ Fees. In the event any party institutes any action or proceeding to enforce the terms and conditions of this Agreement, or the Note, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

(g)               Integration. This Agreement and the Note reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, whether before or after the date hereof.

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IN WITNESS WHEREOF, the parties hereto do execute this Agreement as of March 31, 2022.

“BORROWER”

Franklin Technology Incorporation
By: /s/ ByoungKwon Jeon
Name: ByoungKwon Jeon
Title:IBU Executive Director

“LENDER”

Franklin Wireless Corp.
By: /s/ David Brown
Name: David Brown
Title: Director of Finance

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Exhibit A

Promissory Note

USD 10,000,000	San Diego, California
March 31, 2022

FOR VALUE RECEIVED, the undersigned, Franklin Technology Incorporation, (“Borrower”), promises to pay to the order of Franklin Wireless Corp. (“Lender”), the principal sum of Ten Million Dollars ($10,000,000), with interest on the principal balance from time to time owing at the rate of 2% per annum, with quarterly payments of accrued interest commencing on the last day of each calendar quarter, all due and payable fifty-nine months after the date of funding of this Note (the “Maturity Date”). This Promissory Note is issued pursuant to a Loan Agreement of even date herewith between Borrower and Lender.

Interest not paid when due shall thereafter bear like interest as the principal, but unpaid interest so compounded shall not exceed the maximum rate permitted by law.

1.              Prepayment. The Company may prepay all or any portion of the principal balance of this Note, plus accrued interest, at any time without premium or penalty. Any such payment shall be credited first to interest then due and the remainder to principal.

2.              Default and Acceleration. Upon the occurrence of any Event of Default (as defined below), this Note shall be in default and the Payee shall have the right, at the Payee’s sole option, to declare all amounts owed under this Note immediately due and payable. Each of the following is an "Event of Default": (a) the failure of the Company to pay any portion of principal or interest when due, which failure is not cured within ten business days after written notice, (b) the entry of a decree or order for relief in respect of the Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, trustee, or custodian of the Company or for any substantial part of the Company's property, which decree or order is not stayed or set aside within 60 days thereafter, or (c) the filing by the Company of a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the consent by the Company to the institution of proceedings thereunder or to the appointment of a receiver, trustee or custodian.

3.              Attorneys' Fees. In the event any judicial proceedings are instituted to enforce or interpret the rights and obligations of the Company and the Payee under this Note, the prevailing party in such proceeding shall be entitled to reasonable attorneys' fees and costs.

4.              Governing Law. This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California, without regard to any choice of law or conflict of law provisions thereof.

5.              Severability. Should any provision of this Note be declared or be determined by any court to be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Note, and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.              Waivers. None of the provisions of this Note and none of the Payee’s rights or remedies on account of any past or future defaults shall be deemed to have been waived by the Payee’s acceptance of any past due payment or by any other indulgence granted by the Payee to the Company.

“BORROWER”

Franklin Technology Incorporation
By: /s/ ByoungKwon Jeon
Name: ByoungKwon Jeon
Title:IBU Executive Director

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DigiSigner Document ID: 3e240c89-f47e-4158-972f-5a82047bc1f1

Audit Trail

Signer Signature

Email: david.brown@franklinwireless.com

IP Address: 2600:8801:dd06:3c00:4d83:d41:2a04:7cac

Email: jbk@franklintech.co.kr IP Address: 116.34.66.138

Email: jbk@franklintech.co.kr

IP Address: 116.34.66.138
Event	User	Time	IP Address
Upload document	john@franklinwireless.com	3/31/22 3:24:05 PM PDT	69.75.27.70
Open document	john@franklinwireless.com	3/31/22 3:24:09 PM PDT	69.75.27.70
Close document	john@franklinwireless.com	3/31/22 3:26:42 PM PDT	69.75.27.70
Open document	john@franklinwireless.com	3/31/22 3:27:17 PM PDT	69.75.27.70
Close document	john@franklinwireless.com	3/31/22 3:28:01 PM PDT	69.75.27.70
Send for signing	john@franklinwireless.com	3/31/22 3:28:22 PM PDT	69.75.27.70
Open document	jbk@franklintech.co.kr	3/31/22 3:30:22 PM PDT	121.140.80.170

.com

Open document david.brown@franklinwireless

.com

Close document .com 41:2a04:7cac Open document jbk@franklintech.co.kr 3/31/22 4:30:07 PM PDT 116.34.66.138 Sign document jbk@franklintech.co.kr 3/31/22 4:34:03 PM PDT 116.34.66.138 Close document jbk@franklintech.co.kr 3/31/22 4:34:03 PM PDT 116.34.66.138

Sign document david.brown@franklinwireless david.brown@franklinwireless

3/31/22 4:15:35 PM PDT 2600:8801:dd06:3c00:4d83:d

41:2a04:7cac

41:2a04:7cac

3/31/22 4:17:38 PM PDT 2600:8801:dd06:3c00:4d83:d

3/31/22 4:17:38 PM PDT 2600:8801:dd06:3c00:4d83:d